SILVER BAY REALTY TRUST CORP.
REPORTS FOURTH QUARTER 2013 FINANCIAL RESULTS
Generated Positive Funds From Operations of $0.04 per Common Share and 13% NAV Growth Year-Over-Year

NEW YORK, March 5, 2014 - Silver Bay Realty Trust Corp. (NYSE: SBY) or “Silver Bay,” or “the Company,” today announced its financial results for the quarter ended December 31, 2013.

Highlights

▪	Generated Funds From Operations of $0.04 per common share

▪	Total revenue increased 15% quarter-over-quarter to $16.7 million

▪	Net operating income outpaced revenue growth, increasing 48% quarter-over-quarter to $8.3 million

▪	Estimated net asset value increased 4% quarter-over-quarter to $20.21 per share

▪	Increased aggregate occupancy to 88% from 81% on portfolio of 5,642 single-family properties

▪	Completed $150.0 million increase to credit facility subsequent to quarter-end

“Our fourth quarter results demonstrate continued progress in our operating efficiency and leasing,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “We are pleased to have generated positive cash flow each month this quarter while achieving substantial growth in our estimated net asset value. These are the key drivers of total return and our goal of creating enduring value for our stockholders.”

Financial Results

Silver Bay reported total revenue of $16.7 million for the fourth quarter of 2013, a 15% increase compared to total revenue of $14.5 million for the third quarter of 2013. This sequential quarterly increase was primarily attributable to an additional 452 leased properties generating rental income during the quarter. Net loss attributable to common stockholders for the fourth quarter of 2013 was $5.1 million, or ($0.13) per common share, compared to net loss attributable to common stockholders for the third quarter of 2013 of $6.4 million, or ($0.16) per common share.

The Company reported net operating income, or NOI, of $8.3 million for the fourth quarter of 2013, a 48% increase compared to NOI of $5.6 million for the third quarter of 2013. Funds From Operations, or FFO, a generally accepted measure of operating performance for real estate investment trusts, for the fourth quarter 2013 were $1.5 million, or $0.04 per common share, compared to negative FFO for the third quarter 2013 of $0.6 million, or ($0.02) per common share. NOI and FFO are non-GAAP financial measures. A reconciliation of net loss to NOI and net loss attributable to common stockholders to FFO are included in the financial and operating tables accompanying this press release.

Portfolio Summary and Operating Metrics

Silver Bay owned a portfolio of 5,642 single-family properties as of December 31, 2013. The following table provides a summary of Silver Bay’s portfolio and operating metrics for the third and fourth quarter of 2013:

PORTFOLIO AND OPERATING SUMMARY
	As of December 31, 2013	As of September 30, 2013
Estimated net asset value per share	$20.21	$19.50
Book value per share	$17.06	$17.16

	As of December 31, 2013	As of September 30, 2013
Occupancy Rate
Stabilized properties	93%	95%
Properties owned six months or longer	89%	89%
Aggregate portfolio	88%	81%
Average monthly rent on the aggregate portfolio	$1,162	$1,161

Estimated Net Asset Value

Silver Bay reported an estimated net asset value, or Estimated NAV, per share of $20.21 based on an estimated fair market value, or Estimated Portfolio Value, of the Company’s properties of $878.7 million as of December 31, 2013. The Company’s book value per share was $17.06 as of December 31, 2013. The difference between Estimated NAV and book value per share is attributable to multiple factors, including appreciation in the underlying assets of the Company’s portfolio of single-family properties, the Company’s purchasing of single-family properties at discounts to market prices, value created by renovations in excess of the cost of renovations, and the exclusion of accumulated depreciation in the calculation of the Company’s Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model, or AVM, which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 93% on properties that were stabilized as of December 31, 2013, which decreased slightly from 95% in the prior quarter.

For properties that were owned for six months or longer, the Company reported an occupancy rate of 89% as of December 31, 2013, which remained consistent with the prior quarter. Silver Bay reported an occupancy rate of 88% for the aggregate portfolio as of December 31, 2013, an increase of seven percentage points compared to an occupancy rate of 81% on the aggregate portfolio as of September 30, 2013. The sequential quarter increase in the occupancy rate for the aggregate portfolio is primarily attributable to renovation and leasing activity exceeding acquisition activity. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,162 for the fourth quarter of 2013, compared to an average monthly rent of $1,161 for the third quarter of 2013.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.01 per share of common stock for the quarter ended December 31, 2013. The dividend was paid January 10, 2014 to common stockholders of record at the close of business on December 30, 2013.

Financing and Liquidity

As of December 31, 2013, Silver Bay had $164.8 million outstanding on its $200.0 million revolving credit facility. The Company had $43.7 million in cash, $24.5 million in escrow deposits and $35.2 million available under its $200.0 million revolving credit facility as of December 31, 2013.

Events Subsequent to Fourth Quarter 2013

On January 16, 2014, Silver Bay completed an amendment to its credit facility increasing its borrowing capacity to $350.0 million from $200.0 million. All other material terms of the credit agreement remain unchanged. The credit facility is being used for the acquisition, financing and renovation of properties and other general purposes.

Share Repurchase Plan

During the fourth quarter of 2013, 250,768 shares were repurchased by the Company under the share repurchase program at an average price of $15.35 per common share, including commissions.

Conference Call

Silver Bay will host a conference call on March 6, 2014 at 10:00 a.m. EST to discuss fourth quarter 2013 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 317-6016 (or (412) 317-6016 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on March 6, 2014 through 9:00 a.m. EDT on March 21, 2014. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10040454. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay currently owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: Silver Bay’s ability to execute share repurchases upon terms acceptable to the company; adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover , or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

Estimated Portfolio and Estimated Net Asset Value

The Estimated Portfolio Value reflects the value of Silver Bay’s properties calculated by the Company’s proprietary AVM, less the Company’s estimate of the remaining cost to renovate such properties, or Estimated Renovation Reserve. The AVM estimates the value of the Company’s properties on an individual basis based on prior comparable sales in the residential real estate market, without reference to the intended use for the properties. These individual property values are then aggregated and reduced by the Estimated Renovation Reserve, which accounts for the AVM assumption that renovations for all properties have been completed, to derive the Estimated Portfolio Value of the Company’s properties. The difference between the Estimated Portfolio Value and net investments in real estate as of December 31, 2013 is attributable to multiple factors, including home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value. For purposes of calculating Estimated Portfolio Value and estimated NAV, the Company does not deduct the estimated costs of selling the properties in the portfolio, including commissions and closing costs. Further, the Company ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics.

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures and other cash flow and yield metrics, and these metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Net Operating Income

NOI is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses and certain other non-recurring, non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, general and administrative expenses, interest expense and other expenses. During the fourth quarter of 2013, the Company refined its definition of NOI to exclude the 5% property management fee on certain costs and expenses incurred by its Manager’s operating subsidiary that are reimbursed by the Company because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other non-recurring costs. Prior quarter NOI has been recomputed to conform to the current period presentation.

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations

Funds From Operations, or FFO, is a non-GAAP (in accordance with accounting principles generally accepted in the United States) financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding the Company’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (losses) from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

FFO should not be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company’s performance or as measures of liquidity. This non-GAAP measure is not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, telephone (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA
FOURTH QUARTER 2013

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	December 31, 2013	December 31, 2012
Assets
Investments in real estate:
Land	$137,349	$82,310
Building and improvements	638,955	338,252
	776,304	420,562
Accumulated depreciation	(18,897)	(1,869)
Investments in real estate, net	757,407	418,693

Assets held for sale	6,382	-
Cash	43,717	228,139
Escrow deposits	24,461	19,727
Resident security deposits	6,848	2,266
In-place lease and deferred lease costs, net	749	2,363
Deferred financing costs, net	3,225	-
Other assets	3,289	6,114
Total assets	$846,078	$677,302

Liabilities and Equity
Liabilities:
Revolving credit facility	$164,825	$-
Accounts payable and accrued property expenses	6,072	4,550
Resident prepaid rent and security deposits	8,357	2,713
Amounts due to the manager and affiliates	6,866	3,071
Amounts due to previous owners	998	6,555
Total liabilities	187,118	16,889

10% cumulative redeemable preferred stock, $.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000

Equity:
Stockholders' Equity:
Common stock $.01 par; 450,000,000 shares authorized; 38,561,468 and 37,328,213, respectively shares issued and outstanding	385	372
Additional paid-in capital	689,646	664,146
Accumulated other comprehensive loss	(276)	-
Cumulative deficit	(31,795)	(5,609)
Total Stockholders' Equity	657,960	658,909
Noncontrolling interests - Operating Partnership	-	504
Total equity	657,960	659,413
Total liabilities and equity	$846,078	$677,302

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
Revenue:	2013 (unaudited)	2012 (unaudited)	2013	2012
Rental income	$16,409	$2,773	$47,953	$3,584
Other income	300	10	1,640	32
Total revenue	16,709	2,783	49,593	3,616

Expenses:
Property operating and maintenance	3,848	1,094	12,472	1,868
Real estate taxes	2,000	747	6,893	1,273
Homeowners’ association fees	282	229	1,129	391
Property management	2,818	395	11,991	459
Depreciation and amortization	6,174	1,623	20,235	2,106
Advisory management fee - affiliates	2,179	1,355	9,775	2,159
General and administrative	2,110	585	7,453	881
Interest expense	1,764	-	2,911	-
Other	594	-	1,284	-
Total expenses	21,769	6,028	74,143	9,137
Net loss	(5,060)	(3,245)	(24,550)	(5,521)

Net loss attributable to noncontrolling interests - Operating Partnership	3	4	17	4
Net loss attributable to controlling interests	(5,057)	(3,241)	(24,533)	(5,517)
Preferred stock distributions	(25)	(3)	(100)	(3)
Net loss attributable to common stockholders	$(5,082)	$(3,244)	$(24,633)	$(5,520)

Loss per share – basic and diluted(1):
Net loss attributable to common shares	$(0.13)	$(0.04)	$(0.63)	$(0.04)
Weighted average common shares outstanding	38,705,311	37,328,213	39,073,994	37,328,213

Comprehensive Loss:
Net loss	$(5,060)	$(3,245)	$(24,550)	$(5,521)
Other comprehensive loss:
Change in fair value of interest rate cap derivatives	(33)	-	(276)	-
Other comprehensive loss	$(33)	$-	$(276)	$-
Comprehensive loss	(5,093)	(3,245)	(24,826)	(5,521)
Less comprehensive loss attributable to noncontrolling interests – Operating Partnership	3	4	17	4
Comprehensive loss attributable to controlling interests	$(5,090)	$(3,241)	$(24,809)	$(5,517)

(1)
The Company calculated the 2012 loss per share only for the period its common stock was outstanding during the year, referred to as the post-formation period. Prior to its initial public offering and formation transactions, the Company did not have any publicly issued common stock. The formation transactions closed on December 19, 2012, therefore the Company has defined the post-formation period to be the date of the formation transactions through December 31, 2012, or twelve days of activity.

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock
	Shares	Par Value Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Cumulative Deficit	Total Stockholders' Equity	Noncontrolling Interests - Operating Partnership	Parent Equity	Total Equity

Balance at January 1, 2012	-	$-	$-	$-	$(89)	$(89)	$-	$250	$161
Parent contributions through December 19, 2012	-	-	-	-	-	-	-	321,773	321,773
Net proceeds from Initial Public Offering	13,250,000	133	228,384	-	-	228,517	-	-	228,517
Formation Transactions	23,917,642	239	435,713	-	-	435,952	508	(322,023)	114,437
Non-cash equity awards	160,571	-	-	-	-	-	-	-	-
Other	-	-	49	-	-	49	-	-	49
Net loss	-	-	-	-	(5,520)	(5,520)	(4)	-	(5,524)
Balance at December 31, 2012	37,328,213	372	664,146	-	(5,609)	658,909	504	-	659,413
Net proceeds from sale of common stock	1,987,500	20	34,368	-	-	34,388	-	-	34,388
Non-cash equity awards, net	(23,351)	1	1,062	-	-	1,063	-	-	1,063
Repurchase of common stock	(758,353)	(8)	(11,752)	-	-	(11,760)	-	-	(11,760)
Dividends declared	-	-	-	-	(1,653)	(1,653)	-	-	(1,653)
Other	-	-	1,335	-	-	1,335	-	-	1,335
Net loss	-	-	-	-	(24,533)	(24,533)	(17)	-	(24,550)
Other comprehensive loss	-	-	-	(276)	-	(276)	-	-	(276)
Conversion of Operating Partnership units into common shares	27,459	-	487	-	-	487	(487)	-	-
Balance at December 31, 2013	38,561,468	$385	$689,646	$(276)	$(31,795)	$657,960	$-	$-	$657,960

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)

	Year Ended December 31,
Cash Flows From Operating Activities:	2013	2012
Net loss	$(24,550)	$(5,521)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	20,235	2,106
Non-cash stock compensation	921	38
Amortization of deferred financing costs	815	-
Bad debt expense	771	27
Other	678	-
Net change in assets and liabilities:
Increase in escrow reserves under the credit facility	(12,216)	-
Increase in escrow cash for operating activities	(3,895)	(7,318)
Decrease (increase) in deferred lease fees and other assets	779	(2,410)
Increase in accounts payable, accrued property expenses, and prepaid rent	1,150	3,669
(Decrease) increase in related party payables, net	(39)	3,693
Net cash used by operating activities	(15,351)	(5,716)

Cash Flows From Investing Activities:
Purchase of investments in real estate	(267,799)	(276,730)
Capital improvements of investments in real estate	(100,159)	(30,527)
Decrease (increase) in escrow cash for investing activities	11,377	(11,637)
Proceeds from sale of investments in real estate	5,939	-
Other	(299)	-
Net cash used by investing activities	(350,941)	(318,894)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	34,513	228,517
Proceeds from revolving credit facility	164,825	-
Deferred financing costs paid	(4,040)	-
Interest rate cap agreements	(533)	-
Repurchase of common stock	(11,639)	-
Dividends paid	(1,256)	-
Capital contribution of parent, net	-	323,982
Net cash provided by financing activities	181,870	552,499

Net change in cash	(184,422)	227,889
Cash at beginning of year	228,139	250
Cash at end of year	$43,717	$228,139

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,957	$-
Board of directors stock compensation	$125	$-
Decrease in fair value of interest rate cap agreements	$276	$-

Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$385	$-
Advisory management fee – additional basis	$1,335	$49
Change in contingent consideration	$388	$-
Conversion of Operating Partnership units into common shares	$487	$-
Capital improvements in accounts payable	$1,630	$680
Formation transactions	$-	$126,083

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES

The following table provides a summary of Silver Bay’s portfolio of single-family properties as of December 31, 2013.

Market	Number of Properties(1)	Aggregate Cost Basis(2) (thousands)	Average Cost Basis Per Property (thousands)	Average Age (in years)(3)	Average Square Footage	Number of Leased Properties	Number of Vacant Properties(4)	Average Monthly Rent for Leased Properties(5)
Phoenix	1,424	$198,889	$140	24.2	1,636	1,350	74	$1,026
Atlanta	1,000	123,938	124	16.9	2,011	840	160	1,165
Tampa	924	130,791	142	23.5	1,657	902	22	1,215
Northern CA(6)	384	71,902	187	44.4	1,401	370	14	1,478
Las Vegas	290	40,800	141	16.7	1,719	278	12	1,150
Columbus	284	29,651	104	35.7	1,417	104	180	1,112
Dallas	227	28,804	127	20.2	1,652	186	41	1,241
Orlando	215	32,632	152	24.9	1,681	189	26	1,247
Tucson	209	17,134	82	40.0	1,330	192	17	829
Southeast FL(7)	165	33,262	202	34.3	1,688	117	48	1,760
Southern CA(8)	156	23,383	150	43.0	1,346	145	11	1,148
Jacksonville	131	17,002	130	30.4	1,568	101	30	1,083
Charlotte	130	16,961	130	11.8	1,980	112	18	1,155
Houston	103	11,155	108	29.8	1,698	87	16	1,180
Totals	5,642	$776,304	$138	25.6	1,675	4,973	669	$1,162

(1)
Total properties exclude properties held for sale or sold by the Company’s taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.

(2)
Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through December 31, 2013 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost does not include accumulated depreciation.

(3)
As of December 31, 2013, approximately 19% of the properties in the aggregate portfolio were less than 10 years old, 26% were between 10 and 20 years old, 18% were between 20 and 30 years old, 17% were between 30 and 40 years old, 9% were between 40 and 50 years old and 11% were more than 50 years old.

(4)	Total number of vacant properties includes properties in the process of stabilization as well as those available for lease.

(5)   Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of December 31, 2013 and reflects rent concessions amortized over the life of the related lease.

(6)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(7)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(8)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND
THOSE OWNED SIX MONTHS OR LONGER

The following table summarizes Silver Bay’s stabilized properties and those owned six months or longer as of December 31, 2013.

	Stabilized Properties					Properties Owned at Least Six Months
Market	Number of Stabilized Properties	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Stabilized Properties(1)	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Properties Owned at Least 6 Months(2)
Phoenix	1,423	1,350	73	95%	$1,026	1,421	1,348	73	95%	$1,026
Atlanta	950	840	110	88%	1,165	960	815	145	85%	1,170
Tampa	916	902	14	99%	1,215	922	900	22	98%	1,215
Northern CA	383	370	13	97%	1,478	384	370	14	96%	1,478
Las Vegas	290	278	12	96%	1,150	290	278	12	96%	1,150
Columbus	193	104	89	54%	1,112	271	102	169	38%	1,118
Dallas	207	186	21	90%	1,241	204	180	24	88%	1,242
Orlando	194	189	5	97%	1,247	199	187	12	94%	1,247
Tucson	207	192	15	93%	829	208	192	16	92%	829
Southeast FL	124	117	7	94%	1,760	146	109	37	75%	1,761
Southern CA	155	145	10	94%	1,148	156	145	11	93%	1,148
Jacksonville	112	101	11	90%	1,083	115	93	22	81%	1,078
Charlotte	120	112	8	93%	1,155	129	111	18	86%	1,156
Houston	91	87	4	96%	1,180	101	85	16	84%	1,184
Totals	5,365	4,973	392	93%	$1,162	5,506	4,915	591	89%	$1,163

(1)
Average monthly rent for leased stabilized properties was calculated as the average of the contracted monthly rent for all stabilized leased properties as of December 31, 2013 and reflects rent concessions amortized over the life of the related lease.

(2)
Average monthly rent for properties owned at least six months was calculated as the average of the contracted monthly rent for all properties owned at least six months as of December 31, 2013 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Estimated Portfolio and Estimated Net Asset Value

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company’s investments in real estate to Estimate Portfolio Value and book value to Estimated NAV:

	December 31, 2013
	Amount	Per Share(1)
Investments in real estate, gross	$776,304	$20.13
Accumulated depreciation	(18,897)	(0.49)
Investments in real estate, net	757,407	19.64
Add: Increase in estimated fair market value of investments in real estate(2)	124,475	3.23
Less: Estimated Renovation Reserve(3)	(3,180)	(0.08)
Estimated Portfolio Value	$878,702	$22.79

Book value(4)	$657,960	$17.06
Less: Investments in real estate, net	(757,407)	(19.64)
Add: Estimated Portfolio Value	878,702	22.79
Estimated Net Asset Value	$779,255	$20.21

(1)	Per share amounts are based upon common shares outstanding of 38,561,468 as of December 31, 2013.

(2)	Difference between AVM derived value of the Company’s portfolio of properties of $881,882, which assumes all properties are fully renovated, and net investments in real estate.

(3)	Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed.

(4)	Book value as defined by U.S. generally accepted accounting principles represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Net Operating Income

Net operating income, or NOI, is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses. NOI excludes depreciation and amortization, advisory management fees, general and administrative expenses, interest expense, and other expenses. During the fourth quarter of 2013, the Company refined its definition of NOI to exclude the 5% property management fee on certain costs and expenses incurred by its Manager’s operating subsidiary that are reimbursed by the Company because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other non-recurring costs. Prior quarter NOI has been recomputed to conform to the current period presentation.

The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with U.S. generally accepted accounting principles. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company’s NOI to net loss as determined in accordance with GAAP:

	Three Months Ended December 31, 2013	Three Months Ended September 30, 2013
Net loss	$(5,060)	$(6,362)
Depreciation and amortization	6,174	5,683
Advisory management fee	2,179	2,166
General and administrative	2,110	1,866
Other	594	142
Interest expense	1,764	989
5% property management fee	116	202
Acquisition fees and costs expensed	130	469
Non-recurring system implementation costs	278	403
Other property management adjustments	7	61
Net operating income	$8,292	$5,619

Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding the Company’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (losses) from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

FFO should not be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company’s performance or as measures of liquidity. This non-GAAP measure is not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure.

The following is a reconciliation of the Company’s net loss attributable to common stockholders as determined in accordance with GAAP and its calculation of FFO:

	Three Months Ended	Three Months Ended
	December 31, 2013	September 30, 2013
Net loss attributable to common stockholders	$(5,082)	$(6,382)
Noncontrolling interests - Operating Partnership	(3)	(5)
Preferred distributions	25	25
Depreciation and amortization	6,174	5,683
Other	345	51
Funds From Operations	1,459	(628)
Basic and diluted weighted average common shares outstanding	38,705,311	39,095,200
FFO per common share – basic and diluted	$0.04	$(0.02)